1 Separation Agreement and General Release You, Sylvia Stein, Senior Vice President and Chief Legal Officer, and VL Employment LLC (formerly known as DH EAS Employment LLC), dba Veralto (the “Company”) agree as follows: 1. Separation Date and Benefits Coverage. You and the Company have agreed that if you timely sign and return this Agreement and do not thereafter revoke it, your last active day of employment shall be October 31, 2025 (“Last Active Date”), and that you shall remain employed on garden leave until January 2, 2026 (the “Separation Date”). You shall help the Company facilitate a smooth and orderly transition until your Last Active Date, and you shall not perform any duties, functions, or services for the Company after your Last Active Date except as to those explicitly requested by the Company. You will receive all wages earned and any accrued but unused vacation as of your Separation Date. Group medical, dental, vision and prescription drug benefits, and group and dependent life insurance coverage for which you are eligible just before the Separation Date will continue through the end of the calendar month in which the Separation Date occurs. Beginning the first day of the next calendar month, regardless of whether you sign this Agreement, you or one or more covered dependents shall be eligible to elect continued medical, dental, vision, and prescription drug benefits coverage (collectively “group health coverage”) pursuant to the federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If you become eligible for and receive comparable coverage under any other group health insurance plan at any time between your Separation Date and the end of the COBRA period, you shall promptly notify the Company, and the Company shall no longer be obligated to provide any group health coverage to you or your dependents. All other benefits, including but not limited to any accrual of or eligibility for Accident Death & Dismemberment, vacation, sick leave, holiday pay, and any other employee benefits and privileges, including short-term and long- term disability, Flexible Spending Accounts and 401k contributions shall cease on your Separation Date. Any vested benefit shall be governed by the terms of the applicable benefit plan. 2. Severance Pay, Benefits and Other Consideration. Pursuant to the Senior Leaders Severance Pay Plan of Veralto Corporation and its Affiliated Companies effective October 1, 2023, together with the First Amendment (dated December 14, 2023) and the Second Amendment (dated December 19, 2024) to the Senior Leaders Severance Pay Plan of Veralto Corporation and its Affiliated Companies dated December 14, 2023 (collectively, “Plan”), provided that you do not resign without “good reason” or engage in conduct that would constitute “cause” as defined in the Plan prior to your Separation Date, in exchange for your promises in this Separation Agreement and General Release (the “Agreement”) by giving the general release (if you timely sign and return this Agreement and do not thereafter revoke it), you will receive the following: (a) Severance Pay. The Company shall pay you the gross amount of Five Hundred and Ninety Two Thousand, Two Hundred and Fifty Dollars ($592,250) (“Severance Pay”), which represents 52 weeks of your annual base pay. This Severance Pay shall be subject to standard withholding and payroll deductions and shall be paid in bi-weekly installments consistent with the Company’s normal payroll cycle as soon as administratively feasible after the Effective Date of this Agreement as defined below. (b) Subsidized COBRA. The Company shall pay you a lump sum payment in the amount of $350.26, which represents the full amount of COBRA premium for your group health coverage monthly premium as if you were an active employee for a period of time that corresponds to your gross amount of Severance Pay (“Severance Period”). This payment shall be subject to standard withholding and payroll deductions and shall be paid as soon as administratively feasible after the Effective Date of this Agreement as defined below. (c) Incentive Compensation Awards. The Company will pay you: (i) your 2026 annual target incentive compensation (75%) pursuant to the Plan paid in a one-time lump sum payment in January, 2026; and (ii) your 2025 annual target incentive compensation (75%), using the Company financial factor to be approved by the Compensation Committee as applicable to all senior executives and paid in a one-time lump sum payment in March, 2026 (when such compensation awards are administered and paid). For Exhibit 10.1

2 2025 and 2026 annual target incentive compensation awards, any requirement that you be employed on the payout date is deemed inapplicable as to you. For the avoidance of doubt, if you are terminated without Cause or quit for Good Reason during the garden leave, you will still be paid the 2025 and 2026 incentive compensation awards. These Incentive Compensation Awards shall be subject to applicable taxes, withholdings, and payroll deductions. (d) Outplacement Assistance. The Company shall pay the costs of outplacement assistance provided by a third-party outplacement firm, LHH, subject to arrangements made by the Company in its sole discretion. You are not entitled to the cash equivalent cost of these services in the event outplacement services are unutilized or underutilized. You will be deemed to have met all the conditions to your receipt of the severance benefits in sections 2 (a)-(d) above in the event your employment ends by reason of death or disability within the meaning of applicable local, state, federal employment law before the Separation Date. 3. General Release. (a) In exchange for the Severance Pay, Benefits and Other Consideration provided in this Agreement, which you would not be entitled to receive apart from this Agreement, you unconditionally release and forever discharge the Company, and its affiliates, parents, subsidiaries, related companies, successors, predecessors, and assigns, and each of its and their respective officers, directors, partners, employees, agents, representatives, and attorneys, past and present, (collectively referenced herein as “Releasees”), from any and all claims, demands, actions, suits, causes of action, obligations, damages and liabilities of any kind, based on any act, omission, occurrence, or nonoccurrence from the beginning of time to the date you sign this Agreement, including but not limited to claims that arise out of or in any way relate to your hiring, employment and/or separation from employment with the Company. You agree that this general release includes but is not limited to: claims for salary, bonuses, compensation (except as specified in this Agreement), wages, penalties, premiums, severance pay, vacation pay, or any benefits under the Employee Retirement Income Security Act of 1974, as amended; claims for breach of implied or express employment contracts or covenants, defamation, wrongful separation, public policy violations, emotional distress and related matters, attorney’s fees, discrimination or harassment under federal, state or local laws; and claims based on any federal, state or other statute, regulation or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans With Disabilities Act, the Family and Medical Leave Act, and the Worker Adjustment and Retraining Notification Act, and all claims and rights related to participation in a class or collective action against any Releasee. In addition, you waive all claims or rights arising under the Massachusetts Payment of Wages Law, G.L. c. 149, ss. 148 & 150 (including but not limited to any claim for timely payment of wages or multiple, liquidated, or statutory damages); the Massachusetts Fair Employment Practices Act, G.L. c. 151B; and An Act Relative to Domestic Violence, G.L. c. 149, s. 52E. You expressly acknowledge that this Agreement resolves all legal claims you may have against the Company and the Releasees as of the date of this Agreement, including but not limited to claims that you did not know or suspect to exist in your favor at the time you sign this Agreement. (b) Claims not included in the general release set forth above are any claims or rights which cannot be waived by law, including claims arising after the date you sign this Agreement and the right to file a charge or complaint with, or participate in an investigation conducted by, an administrative agency, such as the Equal Employment Opportunity Committee, the National Labor Relations Board, or the U.S. Securities and Exchange Commission (“SEC”). You understand and agree that you are waiving your right to recover money or other relief in connection with such a charge, however, this Agreement does not limit your right to receive an award for information provided to the SEC. You and the Company intend the General Release as set forth in subsection (a) above to be general and comprehensive in

3 nature and to release all claims and potential claims by you to the maximum extent permitted by law. However, this Agreement shall not apply or waive to any of your rights and claims for (i) benefits in accordance with the provisions of any current Company retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended, (ii) enforce all rights and benefits which are referenced in this Agreement and continue following the execution of this Agreement, and (iii) enforcement of your rights to indemnification, contribution, exculpation, advancement or any similar rights under any insurance policy or the provisions of any governing documents of the Company such as the bylaws or articles of incorporation or any separate indemnity-related agreement or arrangement. Company represents that it is unaware of any fact or allegation that could or might be asserted to argue that it does not have to perform as contemplated under this Agreement. 4. Covenant Not to Sue. You represent and warrant that you have not filed or otherwise initiated any lawsuit with any court relating to any claims released by you under this Agreement, and that you shall never file or initiate any such lawsuit relating to any claims released herein. However, this section shall not apply to any ADEA claim by you to enforce this Agreement or to challenge its validity. If you violate this section, you shall pay all legal expenses and costs, including reasonable attorneys’ fees, incurred by any Releasee in defending against your suit. Alternatively, if you violate this section, the Company at its option, may require you to return all monies and other benefits and consideration provided to you under this Agreement, except for $1,000. In that event, the Company shall be excused from making any further payments, continuing any other benefits, or providing other consideration otherwise owed under this Agreement. 5. Restrictive Covenants. (a) You acknowledge that, during your employment with the Company, you had access to a variety of trade secret and/or other confidential and proprietary information relating to the business of the Company and affiliates of the Company and Releasees. Accordingly, you acknowledge and re-affirm your continuing obligations under the VL Employment LLC and its Affiliated Entities Agreement Regarding Competition and Protection of Proprietary Interests, which you previously signed on April 11, 2023 (“Restrictive Covenants Agreement”), pertaining to the Company’s interests, which agreement is hereby incorporated and made a part of this Agreement as Attachment A. You understand that the Severance Pay, Benefits and Other Consideration provided in this Agreement also serves as consideration for your reaffirmation and ongoing agreement to honor your post-employment obligations and restrictions under the Restrictive Covenants Agreement and that your promise to comply with the Restrictive Covenants Agreement is a material term of this Agreement. (b) However, as further consideration for your promises and covenants in this Agreement, you and the Company hereby agree that your Restrictive Covenants Agreement is amended as follows: (i) Section 2(a)(1) of the Restrictive Covenants Agreement is amended to read as follows: “Competing Products” means (i) products or services similar to or competitive with the products and services that are sold by the Company, its affiliates or subsidiaries (the “Veralto Businesses”) and for which I had any responsibility or about which I had access to Confidential Information during the 24 months preceding my employment termination (“Pre-Termination Period”) and (ii) products or services similar to or competitive with any prospective product or service that any of the Veralto Businesses took steps to develop and for which I had any responsibility or about which I had access to Confidential Information during the Pre-Termination Period. (ii) Section 2(b) of the Restrictive Covenants Agreement is amended to read as follows: Non-Competition. During my employment I will not engage in any other employment, occupation, consulting, or other business activity that competes with or conflicts with my obligations to any Veralto Businesses. Without limiting the foregoing, for 12 months after my employment termination, I will not directly or indirectly, on behalf of myself or in conjunction with any other person or entity: (1) own any business (other than less than 3% ownership in a publicly traded company) that sells Competing Products in the Restricted Territory; or (2) work in the Restricted Territory for any person or entity that sells Competing Products in any role: (i) that involves responsibilities related to the sale of Competing Products; or (ii) developing or implementing strategies to compete with any Veralto Businesses with respect to Competing Products; or (iii) directly or indirectly supervising or managing employees or other personnel who compete with any Veralto Businesses with respect to Competing Products; or (iv) utilizing or disclosing Confidential Information. (c) The parties acknowledge and agree nothing in this Agreement or in in the Restrictive Covenants Agreement shall be construed as a (or constitute any) restriction on your ability to practice law or to otherwise impose any obligation on you that would violate the applicable rules of professional conduct of any jurisdiction in which you are licensed as an attorney, including: (a) as an employee of a competing organization or (b) as an employee, partner, or shareholder of a law firm that represents clients that compete with the Company. You acknowledge that, as a licensed attorney, you have obligations in addition to those set forth in this Agreement or in the Restrictive Covenants Agreement to, among other things, maintain strict confidentiality with respect to information encompassed by the attorney/client privilege or the work product doctrine and that such obligations continue indefinitely after your employment with the Company ends. This Agreement and the Restrictive Covenants Agreement shall be interpreted and construed in accordance with your obligations as a licensed attorney and applicable rules of professional conduct relating to the practice of law, and nothing in this Agreement or the Restrictive Covenants Agreement shall be deemed to expand or contract your ethical and professional duties under those rules. 6. Return of Company Property. You agree to return to the Company in good working order all keys, files, records (and copies thereof), equipment (including but not limited to computer hardware, software and printers, wireless handheld devices, cellular phones, SIM cards, external media devices and pagers), Company identification, Company vehicles, Company confidential and proprietary information, and any other Company- owned property in your possession or control that have been located upon a reasonable and diligent search and have left and will leave intact all electronic Company documents, including, but not limited to any that you developed or helped to develop during your employment. You further confirm that you have cancelled any accounts for your benefit in the Company’s name, including but not limited to credit cards, telephone charge cards, cellular phone and/or pager accounts and computer. 7. Non-Disparagement. You agree that as a condition of the Severance Pay, Benefits and Other Consideration provided in this Agreement, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution, current or former employee, consultant, client or customer of the Company officers or directors or about the products, services, business affairs or financial condition of the Company . Nothing in this Non-Disparagement section, nor anything else in any part of this Agreement, limits your rights to discuss or make truthful disclosures, including reporting, providing evidence, or testifying truthfully in any administrative, legislative, or judicial proceeding, regarding alleged unlawful employment practices. Any such disclosures by you shall not constitute disparagement or otherwise violate any term of this Agreement. Likewise, the Company will direct the President and Chief Executive Officer not to make any false, disparaging or derogatory statements about you (personally or professionally). References to prospective employers will be provided upon your request. Reference requests should be referred to the Company’s Human Resources department, which will confirm your service date(s) and job title. The parties agree that Company will agree to a mutually developed statement to announce your separation from the Company. The Company agrees that upon 4 inquiry to the President and Chief Executive Officer, the Company shall only provide the neutral recommendation and the information contained in the mutually developed statement. 8. Limitations / Re-employment. Except as set forth in this Agreement, you are not entitled to any other post-termination pay, severance benefits or other consideration. You promise and agree not to seek employment in the future with the Company, its affiliates or subsidiaries (“Veralto Businesses”), you agree that the Veralto Businesses have no obligation to reemploy or offer you employment in the future, and you agree that you shall have no recourse against any of the Veralto Businesses if it/they refuse to employ you or offer you employment. Notwithstanding the foregoing, any of the Veralto Businesses may offer to re-employ you in the future if, in its sole discretion, it chooses to do so. You acknowledge that if you become employed by any of the Veralto Businesses during the Severance Period, all of the Severance Pay, Benefits and Other Consideration provided in this Agreement shall cease, and in the case of equity be governed by the applicable stock plan and award agreement. 9. On the Job Injury. You represent that you are unaware of any job-related illness or injury for which you have not already filed a claim. 10. Validity. Should a court of competent jurisdiction determine that any provision of this Agreement is invalid, that provision shall be severed and the rest of this Agreement shall remain in effect. 11. Confidential Separation Information. You agree that as a condition of your receiving Severance Pay, Benefits and Other Consideration under this Agreement, you and the Company agree to keep the amounts of the Severance Pay, Benefits and Other Consideration be kept confidential by each party and your/its agents, representatives and (in your case, family members), and shall not disclose such information except to the extent required by law or as otherwise agreed to in writing by an authorized representative of the Company, except that you may disclose without notice to the Company such information to your spouse, and each may to legal counsel, financial advisors or tax preparers, who in turn shall not divulge such information. 12. Consequences of Breach. You acknowledge the Company’s right to enforce the above Restrictive Covenants section, the Non-Disparagement section, and the Confidential Separation Information section of this Agreement in any court of competent jurisdiction. You further agree that if you breach any of these provisions, the Company will be irreparably harmed as a matter of law and will be entitled to immediate injunctive relief. 13. Non-Admission of Liability. You agree that this Agreement does not admit liability or wrongdoing on the part of the Company or any other Releasee. 14. Acknowledgments and Review Period. You acknowledge that you have been given until August 22, 2025 (more than twenty-one (21) days) to consider this Agreement (“Review Period”) and that, with this Agreement, the Company has advised you to consult with an attorney of your choice before signing this Agreement. You further acknowledge that the Company is providing you payments, benefits, and other consideration under this Agreement in reliance on your representations and promises herein, including the General Release above. You understand that you may sign this Agreement at any time within the Review Period. The offer of Severance Pay, Benefits and Other Consideration set forth in this Agreement will expire when the Review Period ends, if this Agreement is not accepted and returned by you during that Review Period. 15. Effective Date and Revocation Period. You have seven (7) days after signing this Agreement to revoke your signature. Because of your revocation right, the Effective Date of this Agreement will be the later of: (i) the day you sign and return this Agreement; and (ii) the day after the applicable revocation period has expired, without timely revocation by you. If you wish to revoke your signature after signing, you must provide timely written notice of revocation via e-mail to Matt Kelly, Vice President Talent & Diversity, Human Resources, at matt.kelly@veralto.com. If you timely revoke your signature after signing and returning this Agreement, it will be void, and shall not be effective or enforceable. 5

6 16. Knowing and Voluntary Release. You agree that you are signing this Agreement voluntarily and of your own free will and not because of any threats or duress. You affirm that no promises or agreements of any kind (other than those in this Agreement) have been made to or with you by any person or entity whatsoever that would cause you to sign this Agreement. You have had an opportunity to discuss fully and review the terms of this Agreement with an attorney of your choice. You agree that you have carefully read this Agreement and understand its contents, freely and voluntarily assent to all terms and conditions contained in this Agreement, sign your name of your own free will, and intend to be legally bound by this Agreement. 17. Cooperation. Except as to claims between the parties or to the extent you have an ethical conflict preventing cooperation, during your remaining employment with the Company and after the termination of your employment, with reasonable notice, you agree to cooperate with the Company and to respond to reasonable inquiries and requests for information by the Company in connection with any legal matters in which you are involved or may become involved relating to matters arising during your employment with the Company, including any legal matters in which you may potentially be called as a witness for the Company. Your agreement to cooperate with and to provide responses to such reasonable inquiries and requests for information does not create any employment relationship between you and the Company. The Company agrees to cooperate with you to minimize any disruption to you, and to reimburse you for your out-of-pocket business expenses, caused by your cooperation with the Company pursuant to this section. In addition and following the first anniversary of the Separation Date, the Company will pay you for all hours of such cooperation an hourly rate of $450 per hour. 18. Applicable Law. This Agreement shall be interpreted under the laws of Illinois, without regard to conflict of laws provisions (provided, however, that the Restrictive Covenants Agreement, as modified by and incorporated into this Agreement shall continue to be governed by the law of the state specified in that agreement). 19. Entire Agreement. This Agreement, including any attachments thereto, constitutes the entire understanding and agreement between the parties pertaining to subjects addressed in this Agreement and cancels all previous oral and written agreements and commitments connected to those subjects. This Agreement may not be modified in any manner, except by written amendment signed by duly authorized representatives of both parties. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. 20. Equity/Stock Options/RSUs. Any stock options, restricted shares, and/or restricted stock units previously granted to you shall be governed solely by the applicable plan and any applicable award statement or agreement. BY SIGNING THIS SEPARATION AGREEMENT AND GENERAL RELEASE, YOU REPRESENT AND WARRANT THAT: (a) YOU HAVE READ IT; (b) YOU UNDERSTAND THAT YOU ARE GIVING UP CERTAIN RIGHTS; (c) YOU AGREE WITH EVERYTHING IN THIS AGREEMENT; (d) YOU ARE AWARE OF YOUR RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING THIS AGREEMENT; AND (e) YOU HAVE SIGNED IT KNOWINGLY, DELIBERATELY, AND VOLUNTARILY.

7 SYLVIA A. STEIN /s/ Sylvia A. Stein VL Employment LLC d/b/a Veralto /s/ Matt Kelly Associate’s Signature By: Matt Kelly Print Name: Sylvia A. Stein Date: August 1, 2025 Title: Vice President Talent, Diversity & Corporate Human Resources Date: August 1, 2025